Exhibit 77(Q)


                                    Exhibits


77Q1(a)(1) Articles of Amendment dated February 27, 2007 to the Charter - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.

77Q1(e)(1) Amendment to Amended Investment Management Agreement dated January 1, 2007 between ING Investments, LLC and ING Series Fund, Inc. dated April 1, 2004
- Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.

77Q1(e)(2) First Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated September 30, 2006 between ING Investments, LLC and BlackRock Advisors, LLC2004 - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.

77Q1(e)(3) Second Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. 2004 - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.